ARTICLES OF INCORPORATION

OF

M STREET GALLERY, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation.

ARTICLE I CORPORATE NAME

The name of the corporation is M Street Gallery, Inc.

ARTICLE II PLACE OF BUSINESS

The principal place of business address:

815 W Boynton Beach Blvd. Unit 4-101

Boynton Beach, Florida 33063

The Mailing address of the corporation is:

815 W Boynton Beach Blvd. Unit 4-101

Boynton Beach, Florida 33063

ARTICLE III PURPOSE

The purpose for which this corporation is organized is:

Any and all lawful business

ARTICLE IV SHARES

The number of shares the corporation is authorized to issue is:

50,000,000 shares of Common stock, $.0001 par value

ARTICLE V RESIDENT AGENT

The name and address of the resident agent is:

Reinhold Mackenroth

815 W Boynton Beach Blvd. Unit 4-101

Boynton Beach, Florida 33063

ARTICLE VI INCORPORATOR

The name and address of the incorporator is:

Reinhold Mackenroth

815 W Boynton Beach Blvd. Unit 4-101

Boynton Beach, Florida 33063

ARTICLE VII

The initial officer(s) and /or director(s) of the corporation is/are:

Title: P

Reinhold Mackenroth

ARTICLE VIII

The effective date for this corporation shall be:

3/11/2011